UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2019

PGI INCORPORATED

(Exact name of registrant as specified in its charter)

Florida	1-6471	59-0867735
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

212 South Central, St. Louis, MO	63105
(Address of principal executive offices)	(Zip Code)

(314) 512-8650

(Registrant’s telephone number, including area code)
_______________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01                        Changes in Registrant’s Certifying Accountant

Effective April 12, 2019 the Board of Directors of PGI Incorporated (“PGI” or the “Company”) unanimously consented to engage the accounting firm of Milhouse & Neal, LLP (“Milhouse & Neal”) as independent accountants for the fiscal year ending December 31, 2019. PGI executed an engagement letter with Milhouse & Neal on April 12, 2019. The Company filed a Form 8-K on December 6, 2018 to report that its former PCAOB registered public accounting firm, BKD LLP (“BKD”), had notified it on November 30, 2018 that it declined to stand for re-engagement as the Company’s independent registered public accounting firm. BKD had indicated that such declination was to become effective on the date in 2019 that the Company filed its Annual Report on Form 10-K for its fiscal year ended December 31, 2018 (“Fiscal 2018”). PGI filed its Annual Report on Form 10-K for Fiscal 2018 on February 25, 2019. In the Company’s Form 8-K it indicated the Board of Directors of the Company is in the process of conducting a search to retain an independent public accounting firm registered with the Public Company Accounting Oversight Board ("PCAOB") for the period subsequent to the Company’s Fiscal 2018. That search culminated in the engagement of Milhouse & Neal to perform timely reviews of its quarterly and annual financial statements and provide reports thereon.

Item 8.01                        Other Events

The Board of Directors of PGI has concluded that it meets all of the conditions under which a registrant may be deemed an “Inactive Entity” as that term is defined or contemplated in Regulation S-X 3-11 and as the term “Inactive Registrant” is further contemplated in the Securities and Exchange Commission’s Division of Corporation Finance’s Financial Reporting Manual section 1320.2. Under Regulation 3-11 of Regulation S-X, the financial statements required thereunder with respect to an Inactive Registrant for purposes of reports pursuant to the Securities Exchange Act of 1934, including but not limited to annual reports on Form 10-K, may be unaudited. A representative of PGI informally discussed its view that PGI is an Inactive Registrant with a staff member of the Chief Accountant’s Office in the Division of Corporation Finance in February 2019.

As an Inactive Registrant, PGI currently intends to continue to timely file Annual Reports on Forms 10-K with the Securities and Exchange Commission (the “SEC”). PGI currently intends to include in such Annual Reports all annual consolidated financial statements required to be included therein pursuant to Regulation S-X. However, PGI anticipates that the aforementioned annual consolidated financial statements will be reviewed by a PCAOB registered public accounting firm rather than audited by a PCAOB registered public accounting firm. PGI has engaged Milhouse & Neal to be the PCAOB registered public accounting firm that will review its annual consolidated financial statements that will be included in the Annual Report on Form 10-K for its fiscal year ended December 31, 2019 and for its fiscal years thereafter.

PGI meets all of the conditions in Regulation S-X 3-11 for an “Inactive Registrant” which are:

(a)
Gross receipts not in excess of $100,000;
(b)
Not purchasing or selling any of its own stock or granted options therefor;
(c)
Expenditures for all purposes not in excess of $100,000 (see discussion);
(d)
No material change in the business has occurred during the fiscal year;
(e)
No securities exchange or governmental authority having jurisdiction over the entity requires the entity to furnish audited financial statements.
As the Company reviews its circumstances, it has met the conditions as an Inactive Registrant since 2017

The Company, formerly a Florida residential developer, is dormant with less than 70 acres of remaining landholdings, much of which has little value due to various restrictions. The Company’s consolidated financial statements show it has a Stockholders’ Deficiency of $90.2 million as of December 31, 2018. BKD, the Company’s PCAOB registered public accounting firm until the date the Company filed its Form 10-K for Fiscal 2018 which was February 25, 2019, expressed a “going concern” opinion with respect to the Company for its Fiscal 2018 financial statements and had expressed such opinions for many years previously. PGI has had no trading of its securities in many years. Any future real estate transactions by the Company will be limited, uncertain as to timing and as to value. Ultimately, PGI expects that proceeds from sales of its remaining real estate, if any, will provide some minimal recoveries for PGI’s senior debtholders. PGI has been an SEC registrant for over 40 years.

As an Inactive Registrant, PGI will continue to provide comprehensive updates through its SEC filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PGI INCORPORATED

Date: April 17, 2019	By:	/s/ Andrew S. Love
Andrew S. Love
Chairman of the Board and Secretary Duly Authorized Officer and Principle Executive Officer